Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Sanofi (No. 333-165418, No. 333-157685, No. 333-149203, No. 333-145074, No. 333-139555, No. 333-125490 and No. 333-121584), and the Registration Statement on Form F-3 and related Prospectus of Sanofi (No. 333-187156) of our reports dated March 6, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

Neuilly-sur-Seine, France

March 6, 2014

PricewaterhouseCoopers Audit

Xavier Cauchois